Exhibit 16
                                                                     ----------


                             ROGELIO G. CASTRO, CPA
                              463 West Fifth Street
                            Oxnard, California 93030





February 22, 2203



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:      Aussie Apparel Group, ltd.
         File Number: 000-1084133


Gentlemen:

Pursuant to Item 304(a)(2) of Regulation S-K, the undersigned, Rogelio G. Castro, CPA hereby advises the Commission that he agrees with the statements set forth in the Form 8-K, Item 4, of Aussie Apparel Group, Ltd., formally known as Mercury Software and Medex Corp., filed with the Commission on February 24, 2003, with respect to its decision to change its independent accountant.

Very truly yours,

/s/ Rogelio G. Castro
----------------------
    Rogelio G. Castro


Cc:  Aussie Apparel Group, Ltd.